U.S. SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT : March 19, 2008

COMMISSION FILE NUMBER: 000-21268

MineCore International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S.EMPLOYER IDENTIFICATION NUMBER)

520 SE 5th Avenue, Suite 1508
Fort Lauderdale, Florida, 33301
TELEPHONE: 954-463-1417
FAX 954-728-8896
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 19, 2008, MineCore International, Inc. received written notification that Mr. Gerald L. Sneddon has resigned as Director of MineCore International, Inc.  The resignation was accepted when received.  There have been no disagreements between Mr. Sneddon and the Company on any matter relating to its operations, policies or practices.  The Company has provided Mr. Sneddon with a copy of the disclosures it is making herein no later than the day this Report on Form 8K is filed with the Commission.  The Company has provided Mr. Sneddon with the opportunity to furnish the Company, as promptly as possible, a letter stating whether he agrees with the statements made, and if not, stating in what respects he disagrees.  To date, no letter has been received.  Any letter received will be filed as an exhibit to an amended Report within two business days of receipt of such letter.

SIGNATURES

                PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: March 20, 2008

MINECORE INTERNATIONAL, INC. BY: /S/ Jerry G. Mikolajczyk —————————————— Jerry G. Mikolajczyk Chief Operating Officer